Exhibit 99.1

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Delta Reports Financial and Operating Performance for May 2017

ATLANTA, June 2, 2017 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for May 2017.

Consolidated passenger unit revenue (PRASM) for the month of May increased 3.5% year over year.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
May consolidated PRASM change year over year	3.5%
May mainline completion factor	99.9%
May on-time performance (preliminary DOT A14)	82.7%

Delta Air Lines serves more than 180 million customers each year. In 2017, Delta was named to Fortune’s top 50 Most Admired Companies in addition to being named the most admired airline for the sixth time in seven years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for an unprecedented six consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 335 destinations in 62 countries on six continents. Headquartered in Atlanta, Delta employs more than 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading transatlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, and Facebook.com/delta.

		Monthly Traffic Results (a)				Year to Date Traffic Results (a)

		May 2017	May 2016	Change		May 2017	May 2016	Change

RPMs (000):
	Domestic	11,787,947	11,459,913	2.9%		52,904,560	51,872,003	2.0%
	Delta Mainline	10,020,290	9,635,993	4.0%		44,701,384	43,517,344	2.7%
	Regional	1,767,657	1,823,920	(3.1%)		8,203,176	8,354,659	(1.8%)
	International	7,356,844	7,360,901	(0.1%)		31,794,075	32,011,720	(0.7%)
	Latin America	1,721,415	1,595,726	7.9%		9,474,125	8,979,960	5.5%
	Delta Mainline	1,687,402	1,552,902	8.7%		9,284,019	8,731,750	6.3%
	Regional	34,013	42,824	(20.6%)		190,106	248,210	(23.4%)
	Atlantic	3,928,212	3,750,627	4.7%		14,179,128	13,737,475	3.2%
	Pacific	1,707,217	2,014,548	(15.3%)		8,140,822	9,294,285	(12.4%)
	Total System	19,144,790	18,820,814	1.7%		84,698,635	83,883,723	1.0%

ASMs (000):
	Domestic	13,486,157	13,207,709	2.1%		62,492,174	61,637,836	1.4%
	Delta Mainline	11,332,532	10,984,252	3.2%		52,038,990	51,018,070	2.0%
	Regional	2,153,625	2,223,457	(3.1%)		10,453,184	10,619,766	(1.6%)
	International	8,585,967	8,861,417	(3.1%)		38,077,015	39,381,603	(3.3%)
	Latin America	1,965,588	1,898,479	3.5%		11,004,753	10,840,644	1.5%
	Delta Mainline	1,922,637	1,843,297	4.3%		10,753,160	10,524,580	2.2%
	Regional	42,951	55,182	(22.2%)		251,593	316,064	(20.4%)
	Atlantic	4,613,063	4,649,809	(0.8%)		17,467,721	17,782,332	(1.8%)
	Pacific	2,007,316	2,313,129	(13.2%)		9,604,542	10,758,627	(10.7%)
	Total System	22,072,124	22,069,126	0.0%		100,569,190	101,019,439	(0.4%)

Load Factor:
	Domestic	87.4%	86.8%	0.6	pts	84.7%	84.2%	0.5	pts
	Delta Mainline	88.4%	87.7%	0.7	pts	85.9%	85.3%	0.6	pts
	Regional	82.1%	82.0%	0.1	pts	78.5%	78.7%	(0.2)	pts
	International	85.7%	83.1%	2.6	pts	83.5%	81.3%	2.2	pts
	Latin America	87.6%	84.1%	3.5	pts	86.1%	82.8%	3.3	pts
	Delta Mainline	87.8%	84.2%	3.6	pts	86.3%	83.0%	3.3	pts
	Regional	79.2%	77.6%	1.6	pts	75.6%	78.5%	(2.9)	pts
	Atlantic	85.2%	80.7%	4.5	pts	81.2%	77.3%	3.9	pts
	Pacific	85.0%	87.1%	(2.1)	pts	84.8%	86.4%	(1.6)	pts
	Total System	86.7%	85.3%	1.4	pts	84.2%	83.0%	1.2	pts

Mainline Completion Factor		99.9%	99.9%	0.0	pts

Passengers Boarded		16,499,863	16,340,927	1.0%		73,874,518	73,497,747	0.5%

Cargo Ton Miles (000):		183,913	163,920	12.2%		829,109	800,845	3.5%

a Results include flights operated under contract carrier arrangements